UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 West Georgia, Suite 1030 Vancouver, B.C., Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2023, Achieve Life Sciences, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Cooperation Agreement (the “Cooperation Agreement”) with Dialectic Capital Management, LP (“Dialectic”) and related entities (collectively with Dialectic, the “Stockholders”) regarding certain changes to the composition of the Company’s board of directors (the “Board”) and other related matters.

Pursuant to the terms of the Amendment, the Company shall, no later than April 3, 2023, appoint three individuals (to the Board to fill three vacancies created by either (x) the departure of an incumbent member of the Board as designated in the Cooperation Agreement or (y) expanding the Board size to up to 11 directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the Cooperation Agreement, dated March 21, 2023, by and among Achieve Life Sciences, Inc., Dialectic Capital Management, LP and the other parties set forth on the signature pages thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: March 23, 2023	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)